Exhibit 10.2

CONSENT AND WAIVER

This Consent and Waiver, effective May 1, 2023, is voluntarily made and entered into by John W. Garratt (“Employee”) as set forth below.

WITNESSETH:

WHEREAS, Dollar General Corporation (the “Company”) and Employee have previously entered into an Employment Agreement, effective April 1, 2021, as amended effective September 1, 2022 (collectively the Employment Agreement and all amendments shall be referred to as the “Employment Agreement”); and

WHEREAS, Employee has given notice and shall retire from his employment by the Company on June 2, 2023 (the “Retirement Date”), with his last day of work being June 1, 2023; and

WHEREAS, to aid the Company in its transition to a new Chief Financial Officer prior to the Retirement Date, Employee shall, by this document, consent in writing to the relinquishment of his position and title of Chief Financial Officer (“CFO”) of the Company and any subsidiaries thereof, as applicable.

NOW, THEREFORE, Employee consents and waives as follows:

1.Pursuant to Section 11(c)(iv) of the Employment Agreement, Employee hereby voluntarily, and free of all duress or coercion, relinquishes, and consents to the removal by the Company of, his title and position as CFO of the Company (and any subsidiaries thereof as applicable), and all powers, duties, and responsibilities associated therewith, effective May 1, 2023, and continuing through his Retirement Date, including any extensions thereof. Employee further waives all claims, rights, and demands, and all rights to assert any action or causes of action, associated with or derived from his relinquishment of and the removal of the CFO position, including but not limited to any claim, or any action based on such claims, under the Employment Agreement that such relinquishment or removal constitutes “Good Reason” under Section 11(c) of the Employment Agreement. Employee does not relinquish or consent to the removal of his position and title as President of the Company (and any subsidiaries as applicable).

2.Employee represents and agrees that he has reviewed all aspects of this Consent and Waiver, that he has carefully read and fully understands its provisions, and that he is voluntarily signing where indicated below. Employee represents that he has had the opportunity to review this Consent and Waiver with his legal, tax, or other adviser(s) prior to signing below.

3.Employee’s signature may be transmitted by facsimile, electronic mail in .pdf form, or by any other electronic means and that such will have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, Employee has executed this Consent and Waiver on the date indicated below.

EMPLOYEE

Dated:  4/19/2023  /s/ John Garratt

John W. Garratt